                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          OMNIS Technology Corporation
                                 --------------
                (Name of Registrant as Specified In Its Charter)
                         -------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

                          OMNIS TECHNOLOGY CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 9, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OMNIS Technology Corporation, a Delaware corporation (the "Company"), will be held on September 9, 1998, at 4:00 p.m., Pacific Standard Time, at the offices of Wilson, Sonsini, Goodrich, & Rosati, 650 Page Mill Road, Palo Alto, CA 94304,
(650) 493-9300, for the following purposes:

     1. To elect two (2) Class II Directors to serve until the 2001 Annual Meeting of Stockholders or until their successors are elected and shall qualify (Proposal 1);

     2. To approve an amendment to the Certificate of Incorporation to increase to the number of authorized shares of Common Stock from 4,000,000 shares to 20,000,000 shares (Proposal 2);

     3. To approve an amendment to the Company's 1996 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 130,000 shares to 600,000 shares (Proposal 3);

     4. To approve an amendment to the Company's 1994 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder from 40,000 shares to 250,000 shares (Proposal 4);

     5. To approve an amendment of the Company's Certificate of Incorporation and Bylaws to permit the Board of Directors to change the authorized number of Directors, to remove the classified Board of Directors, and to remove the requirement that the approval of two-thirds of the Company's stockholders is required to make changes to the structure of the Board of Directors (Proposal 5);

     6. To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending March 31, 1999 (Proposal 6); and

     7. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on July 24, 1998, shall be entitled to notice of and to vote at the meeting. All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                          Sincerely,

                                          Kenneth P. Holmes
                                          Secretary
San Bruno, California
July   , 1998

                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                          OMNIS TECHNOLOGY CORPORATION
                               851 TRAEGER AVENUE
                          SAN BRUNO, CALIFORNIA 94066
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of OMNIS Technology Corporation for use at the Annual Meeting of Stockholders to be held at the offices of Wilson, Sonsini, Goodrich, & Rosati, 650 Page Mill Road, Palo Alto, CA 94304, (650) 493-9300, on September 9, 1998, at 4:00 p.m., Pacific
Standard Time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company's telephone number is (650) 829-6000. These proxy solicitation materials were mailed on or about August 4, 1998, to all stockholders entitled to vote at the meeting.

RECORD DATE AND SHARE OWNERSHIP

     Stockholders of record at the close of business on July 24, 1998, (the "Record Date") are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 2,125,827 shares of the Company's Common Stock, $0.10 par value and 62,282 shares of Series A Convertible Preferred Stock, $1 par value ("Series A") were issued and outstanding. Each shares of Series A is convertible at the option of the holder thereof into ten shares of Common Stock.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     On all matters, each share of Common Stock has one vote. Each share of Series A is treated as though it has been into Common Stock for purpose of voting. Accordingly, the vote of each share of Series A is treated as the vote of ten shares of Common Stock. Directors are elected by a plurality vote of the Common Stock in person or represented by proxy at a meeting. Stockholders do not have a right to cumulate their votes in the election of Directors. See "Election of Directors -- Vote Required."

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's Directors, officers and regular employees, without additional compensation, personally or by telephone, letter, or electronic mail.

NOTE REGARDING SHARE-RELATED DATA

     On September 16, 1997, the Company effected a 1-for-10 reverse stock split. All references to numbers of shares appearing in the Proxy Statement have been adjusted to reflect such reverse stock split.

QUORUM; ABSTENTIONS; BROKER "NON-VOTES"

     The Company's Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Shares that are voted "FOR," "AGAINST," or "WITHHELD" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as "entitled to vote on the subject matter" (the "Votes Cast") at the Annual Meeting with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter (other than the election of Directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, with the exception of the Proposal for the election of Directors, abstentions will have the same effect as a vote against the proposal. In addition, with respect to proposals 2, 3, 4, and 5, and because Directors are elected by a plurality vote, abstentions in the election of Directors have no impact once a quorum exists.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that while broker "non-votes" may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker "non-votes" should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Broker "non-votes" with respect to proposals set forth in this Proxy Statement will therefore not be considered "Votes Cast" and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter. However, broker "non-votes" will have the same effect as a vote against any proposal which requires the approval of a majority of all outstanding shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of July 24, 1998, certain information with respect to the beneficial ownership of the Company's voting securities by
(i) any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each Director and each nominee for Director, (iii) each of the named executive officers identified in the Summary Compensation Table appearing herein, and (iv) all Directors and executive officers of the Company as a group.

                                                              NUMBER OF   PERCENT
                    NAME AND ADDRESS(1)                        SHARES     OF TOTAL
                    -------------------                       ---------   --------
Astoria Capital Partners L.P.(2)............................  1,418,920     40.0%
     735 Second Avenue
     San Francisco, CA 94118
Kenneth P. Holmes(3)........................................        750        *
David R. Seaman(4)..........................................     22,010      1.0%
Philip Barrett(5)...........................................      1,666        *
Gerald Chew(5)..............................................      1,666        *
Richard J. Hanschen(6)......................................     34,750      1.6%
Douglas Marshall(5).........................................      1,666        *
Geoffrey Wagner(5)..........................................      1,666        *
Timothy Negris..............................................      5,594        *
All Directors and executive officers as a group (12
  persons)(7)...............................................     72,894      3.3%

---------------
 *  Less than 1%

(1) Except as otherwise indicated below, the persons whose names appear in the table above have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Includes 622,820 shares of Common Stock issuable upon conversion of the 62,282 shares of Series A Preferred held by Astoria Capital Partners L.P. Also includes another 622,820 shares of Common Stock issuable upon conversion of 62,282 shares of Series A Preferred Stock which Astoria Capital Partners L.P. has the right to purchase by October 1, 1998.

(3) Represents options to purchase 750 shares of Common Stock exercisable within sixty (60) days of the Record Date held by Mr. Holmes.

(4) Includes options to purchase 11,229 shares of Common Stock exercisable within sixty (60) days of the Record Date held by Mr. Seaman.

(5) Represents Warrants for Common Stock convertible within 60 days of the Record Date. Grant subject to qualification with state security laws.

(6) Includes (i) 20,000 shares which are held by VSH II Limited Partnership, of which Mr. Hanschen is a general partner; (ii) 10,000 shares which are held by VSH III Limited Partnership, of which Mr. Hanschen is a general partner; and (iii) warrants to purchase 4,750 shares of Common Stock which are currently exercisable or will become exercisable on September 1, 1998, 3,000 of which are held in the name of Vier Sohne Progeny Trust.

(7) Includes the shares, options, and warrants described in footnotes 3 through 6.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide that the Board of Directors shall be composed of seven Directors divided into three classes composed of two members in each of Classes I and II and three members in Class III. The Directors are elected to serve staggered three-year terms, with the term of one class of Directors expiring each year. Following the meeting there is expected to be one vacancy in Class III.

     Unless otherwise specified, each properly executed proxy received will be voted for the election of the two Class II nominees named below, to serve as a Director until the 2001 Annual Meeting of Stockholders or until his successor is elected and shall qualify. Mr. Chew and Mr. Barrett were each elected as Class II Directors in July 1998. The nominees have previously consented to be named as nominees in the proxy statement and to continue to serve as Directors if elected. Should the nominees become unable or unwilling to accept nomination or election, or should additional persons be nominated at the meeting, the persons named in the enclosed proxy will vote for the election of the nominees hereafter designated by the Board of Directors (or if new nominees have been designated by the Board, in such a manner as to elect such new nominees) to fill the vacancy. The Company is not aware of any reason that either nominee will be unable or will decline to serve as a Director. There are no arrangements or understandings between any Director or executive officer and any other person pursuant to which he is or was to be selected as a Director or officer of the Company.

     The following persons have been nominated as Class II Directors:

    NAME OF NOMINEE       AGE*                 PRINCIPAL OCCUPATION                DIRECTOR SINCE
    ---------------       ----                 --------------------                --------------
Gerald Chew(1)..........   38    Managing Director of The Cairn Group, a                1998
                                 management consulting firm
Philip Barrett(1).......   42    President and Owner of Oregon Pro Sport, a             1998
                                 sports management firm

     The term of the following Class I Directors will expire at the 1999 Annual Meeting of Stockholders:

    NAME OF NOMINEE       AGE*                 PRINCIPAL OCCUPATION                DIRECTOR SINCE
    ---------------       ----                 --------------------                --------------
Douglas Marshall(2).....   42    Vice President of Marketing -- Bank of America         1998
Geoffrey Wagner(2)......   41    General Partner, Rockport Group L.P., a private        1998
                                 investment firm

     The term of the following Class III Directors will expire at the 2000 Annual Meeting of Stockholders:

    NAME OF NOMINEE       AGE*                 PRINCIPAL OCCUPATION                DIRECTOR SINCE
    ---------------       ----                 --------------------                --------------
Richard Hanschen(1).....   75    Chairman and Chief Executive Officer of New            1990
                                 Business Resources II, an investment firm
Kenneth P. Holmes.......   32    Chairman, interim Chief Executive Officer, Chief       1998
                                 Financial Officer, and Secretary of the Company

---------------
 *  As of July 15, 1998.

(1) Member of the Compensation and Options Committee

(2) Member of the Audit Committee

     In December 1997, Mr. Christopher Steffen resigned from the Board of Directors, and in July 1998, Mr. David Colby and Mr. William Konrad resigned from the Board of Directors stating time constraints with other business interests were too demanding to serve as active Directors of the Company. At the same time, the Board of Directors appointed Mr. Barrett, Mr. Chew, Mr. Marshall, and Mr. Wagner. In addition, in February 1998, Mr. Holmes was appointed to the Board of Directors following the resignation of Mr. Tim Negris from his positions as Chief Executive Officer of the Company and Chairman of the Board. Mr. Chew and Mr. Barrett's terms expire at the Annual Meeting.

     Except as follows, each nominee has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any Director or executive officer of the Company.

     Mr. Holmes has served as Chairman, interim Chief Executive Officer, and Chief Financial Officer of the Company since February 1998, and Director of Finance since he joined the Company in August of 1997. Prior to joining the Company, Mr. Holmes served as Assistant Controller of NeXT Software, Inc. from July 1996 to March 1997. From March 1994 to July 1996, Mr. Holmes was Controller at ENlighten Software Solutions, Inc., a worldwide independent supplier of software for system administration. Mr. Holmes was an accountant with KPMG Peat Marwick LLP from August 1991 through March 1994.

     Mr. Chew is currently the Managing Director of the Cairn Group. From August 1996 to February 1997, Mr. Chew worked as the Chief Operating Officer of SpotMagic, Inc. From November 1992 to July 1996, Mr. Chew served as Executive Director of Strategy Development for US West Inc. Since December 1995, Mr. Chew has served as Director of MDSI Mobile Data Solutions, Inc. Mr. Chew also serves as a Director of a number of private companies.

     Mr. Barrett is the President and Owner of Oregon Pro Sport, a company that manages professional sports teams including the Cascade Surge. From September 1984 to September 1994, Mr. Barrett was the President and partial owner of Supra Products, Inc. Mr. Barrett worked in sales, finance, and marketing at Supra Products, Inc. prior to becoming President and partial owner in 1992.

     Mr. Marshall is currently Vice President with Bank of America where he has held a number of marketing positions including Vice President of Advertising and Marketing Communications as well as product development and management roles. Prior to joining Bank of America in August of 1994, Mr. Marshall served as Marketing Director and Northwest Region manager for US Travel, a global travel management company. From June 1984 to July 1998, Mr. Marshall held a number of marketing positions with Seafirst Bank, a Seattle, Washington-based subsidiary of Bank of America Corporation.

     Mr. Wagner is the currently the General Partner of Rockport Group L.P. In September 1990, Mr. Wagner co-founded the Rockport Group L.P. and has been the General Partner since its inception.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 12 meetings and took 2 actions by written consent during the fiscal year ended March 31, 1998. No Director serving during the fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such Director served. The Board of Directors has two committees, the Audit Committee and the Compensa-tion and Options Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee of the Board of Directors consisted of Directors Mr. Hanschen and Mr. Konrad during the last fiscal year. The Audit Committee conducted its meetings during full Board of Directors meetings and had such discussions twice during the past fiscal year. The Audit Committee is generally responsible for recommending engagement of the Company's independent public accountants and is generally responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation and Options Committee of the Board consisted of Directors Mr. Hanschen and Mr. Konrad during the last fiscal year and held 3 meetings. The Compensation and Options Committee grants stock options to employees of the Company, including officers, pursuant to the Company's stock option plans. The Committee has delegated the responsibility for administering compensation programs (other than option grants) to the Company's executive officers, subject only to overall budget review and approval by the full Board of Directors.

DIRECTOR COMPENSATION

     The Company reimburses Directors for travel and other out-of-pocket expenses incurred in attending Board meetings but no cash compensation is otherwise paid to Directors.

     The 1993 Directors' Warrant Plan (the "Director Plan") was adopted by the Board of Directors in September 1993 and was approved by the stockholders in August 1994. The Director Plan provides for automatic non-discretionary grants of warrants to non-employee Directors ("Outside Directors"). Each Outside Director elected on or after the date of adoption of the Director plan is automatically granted a warrant to purchase 30,000 shares of Common Stock upon the date he or she becomes a Director of the Company (an "Initial Warrant"). Directors Mr. Barrett, Mr. Chew, Mr. Marshall, and Mr. Wagner each received such a grant when they were appointed to the Board of Directors. Thereafter, each Outside Director is automatically granted a warrant to purchase 5,000 shares of Common Stock on September 1 of each year, provided that he or she has served for at least six (6) months as of such date and is then serving as an Outside Director ("Subsequent Warrant"). Mr. Hanschen received such a grant, for 500 shares, in September 1995, 1996, and 1997. The Director Plan provides that the exercise price of the warrants shall be equal to 100% of the fair market value of the Company's Common Stock on the date of grant of the warrants and that Initial Warrants will vest monthly over a three (3) year period. Subsequent warrants will vest monthly over a one year period, beginning with the twenty-fifth month after the date of grant.

     As of the Record Date, warrants to purchase 25,083 shares of the Company's Common Stock under the Director Plan were outstanding at a weighted average exercise price of $35.38 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1997, the Company closed an interim debt financing of $1,000,000 with Astoria Capital Partners L.P. ("Astoria"). This debt financing is secured by substantially all of the Company's assets and was originally scheduled to be repaid by December 31, 1997. The Astoria has extended the due date of the notes payable to September 30, 1998. Although the Company believes that the notes will continue to be extended until it is repaid in full, there can be no assurance that it will be extended. The Company currently does not have sufficient cash to repay this note, and does not anticipate that it will have sufficient cash to repay the notes in the foreseeable future.

     In April 1998, the Company agreed to sell up to 126,000 shares of Series A preferred stock, at a price of $8.03 per share, to Astoria. Astoria has the right to purchase such shares, at its option, at such price per share at anytime prior to October 1, 1998. Each share of preferred stock converts into 10 shares of common stock. Concurrent with the execution of this agreement, the Company sold the first 50,000 shares of Series A preferred stock, with net proceeds of approximately $400,000. Additionally, Astoria purchased 12,500 shares in May 1998 for net proceeds of approximately $100,000. These proceeds were used to fund the Company's operations. The Company anticipates it will sell the remaining 62,282 shares of Series A Preferred Stock to Astoria in the coming months.

REQUIRED VOTE

     The Class II Directors will be elected by a plurality vote of the shares of the Company's Common Stock present or represented and entitled to vote on this matter at the meeting. Cumulative voting in the election of Directors is not authorized by the Company's Bylaws or Certificate of Incorporation. Votes withheld from a nominee and broker "non-votes" will be counted for purposes of determining the presence or absence of a quorum but because Directors are elected by a plurality vote, nominee and broker "non-votes" will have no impact once a quorum is present. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker "Non-Votes"."

     THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" THE FOREGOING NOMINEES.

                                  PROPOSAL TWO

  APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE
                  NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

     As of the Record Date, 2,125,827 shares of Common Stock were outstanding and an additional 843,098 shares were subject to issuance upon conversion of existing securities, the exercise of options granted under the Company's Amended and Restated 1987 Stock Option Plan and 1996 Stock Plan, the purchase of securities under the Company's 1994 Employee Stock Purchase Plan, exercise of warrants under the Company's 1993 Advisors' Warrant Plan and 1993 Directors' Warrant Plan, and exercise of options that may become exercisable in connection with the Company's marketing and sales activities. In addition, in March 1998, the Company agreed to sell up to 126,400 shares of Series A. Each share of Series A is convertible into 10 shares of Common Stock. As of July 24, 1998, 62,282 shares of Series A (convertible into 622,820 shares of Common Stock) have been issued. After taking into account the shares subject to issuance upon conversion or exercise of outstanding securities, shares reserved for issuance under its option and warrant plans, and the shares which the Company has agreed to issue in connection with conversion of the Series A, the Company has an insufficient number of authorized shares of Common Stock available for issuance. In addition, without such additional authorized shares, the Company will be unable to enter into any equity financing transaction, will not be able to grant new options or warrants to attract qualified employees and consultants, and may not be able to allow current holders of the Company's securities to exercise or convert such securities into shares of Common Stock.

PROPOSAL

     At the Annual Meeting, the stockholders are being requested to approve an amendment to the Company's Certificate of Incorporation to increase the number of shares reserved for issuance thereunder by 14,000,000 shares for an aggregate of 20,000,000 shares reserved for issuance thereunder.

     The Board believes that it is advisable to increase the number of authorized shares. The increase will provide the Company with flexibility by assuring the availability of sufficient authorized but unissued Common Stock for valid corporate purposes such as funding stock-based employee benefit plans, financings, stock dividends, mergers and acquisitions. If this proposal is approved at the Annual Meeting, the newly authorized Common Stock will be available for issuance without further action by stockholders except as required by law or applicable stock exchange requirements.

     Except as described above, the Company has no current plan or commitment to issue Common Stock for any purpose, including any plan or intention to issue shares as a takeover defense. Nevertheless, the additional authorized shares could be used to discourage persons from attempting to gain control of the Company. For example, additional shares could be used to dilute the voting power of shares then outstanding or issued to persons who would support the Board in opposing a takeover. Management is not currently aware of any specific effort to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition, or otherwise.

     The Restated Certificate of Incorporation and the Bylaws of the Company contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and the policies formulated by the Board and to discourage an unsolicited takeover of the Company if the Board determines that such a takeover is not in the best interests of the Company and its stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire the Company or to remove incumbent management.

REQUIRED VOTE

     Under Delaware law, approval of the Amendment requires the affirmative vote of at least a majority of the outstanding shares of the Company's Common Stock on an as converted basis. An abstention or failure to vote on this proposal is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker "non-vote" will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker "Non-Votes"."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE INCREASE IN THE ISSUANCE OF COMMON STOCK.

                                 PROPOSAL THREE

                APPROVAL OF THE AMENDMENT TO THE 1996 STOCK PLAN

GENERAL

     On July 17, 1998, the Board of Directors amended the 1996 Stock Plan as amended (the "Option Plan") to increase the number of shares reserved for issuance thereunder by 260,000 shares to 300,000 shares. The Option Plan was adopted by the Board of Directors in May 1996 and approved by the stockholders in September 1996. As a result of the 1-for-10 reverse split of the Company's Common Stock approved by the stockholders at the Company's 1997 Annual Meeting, the 1,300,000 shares of Common Stock then reserved for issuance under the Option Plan were split into 130,000 shares. The Company believes this is an inadequate number of shares to meet its hiring and retention goals for fiscal year 1999.

     The Option Plan provides for the grant to employees of the Company of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant of nonstatutory stock options to employees and consultants of the Company. The Option Plan may be administered by the Board or a committee approved by the Board. As of the Record Date, 3,650 options were outstanding under the Option Plan.

PROPOSAL

     At the Annual Meeting, the Company's stockholders are being requested to approve an amendment to the Option Plan to increase the number of shares reserved for issuance thereunder by 470,000 shares for an aggregate of 600,000 shares.

     The Board of Directors believes that the ability to grant options is important to the future success of the Company. The granting stock options can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. The Company believes that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding current employees.

     The material features of the Option Plan are outlined below.

SUMMARY OF THE OPTION PLAN

     Purpose. The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to employees and consultants of the Company, and to promote the success of the Company's business.

     Administration. The Option Plan may be administered by multiple administrative bodies. With respect to officers and Directors, the Option Plan may be administered by either the Board or one or more committees designated by the Board as may be necessary to comply with the rules governing a plan intended to qualify as a discretionary grant under Rule 16b-3. With respect to persons other than officers or Directors, the Option Plan may be administered by the Board or a committee designated by the Board as necessary to comply with applicable law. These multiple administrative bodies shall hereinafter be collectively referred to as the "Administrator."

     Eligibility. Nonstatutory stock options and stock purchase rights may be granted to employees and consultants of the Company and its subsidiaries. Incentive stock options may be granted only to employees of the Company and its subsidiaries. The Administrator selects the employees and consultants who will be granted options and determines the number of shares to be subject to each option. In making such determination, the Administrator takes into account the duties and responsibilities of the employee or consultant, the value of the services of such employee or consultant, his or her present and potential contributions to the success of the Company, the anticipated years of future service of an employee and other relevant factors. As of June 30, 1998, approximately 49 employees and consultants were eligible to receive options under the Option Plan.

     Exercise of Options and Purchase of Restricted Shares. Options and stock purchase rights vest at such times as are determined by the Administrator and set forth in the option or restricted stock purchase agreement. Generally, options and stock purchase rights vest in equal annual installments over a four-year period with such vesting accelerated in the event of the sale of the Company.

     An option is exercised by delivery of written notice to the Company specifying the number of full shares of Common Stock to be purchased and payment of the purchase price. The method of payment of the exercise price for the shares of purchased upon exercise of an option shall be determined by the Administrator.

     Exercise Price. The exercise price of options and stock purchase rights granted under the Option Plan is determined by the Administrator. In case of incentive stock options, the exercise price must not be less than 100% of the fair market value of the Common Stock on the date of grant. Incentive stock options granted to stockholders owning more that 10% of the voting stock of the Company are subject to the additional restriction that the exercise price per share of each option must be at least 110% of the fair market value per share on the date of grant. The exercise price of nonstatutory options must not be less than 85% of the fair market value of the Common Stock on the date of grant.

     Termination. If an optionee ceases to be an employee or consultant for any reason other than death or disability, the optionee may exercise an existing unexercised option within such period of time as is specified in the Notice of Grant (to the extent that he or she is entitled to exercise it on the date of termination). In the absence of a specified time in the Notice of Grant, the option shall remain exercisable for three (3) months following the date of termination. If an optionee is "terminated for cause", any unexercised option shall become void and unexercisable on the date of termination.

     If an optionee ceases to be an employee or consultant as a result of the optionee's disability, the unexercised option may be exercised within twelve
(12) months after the date of the optionee's termination, but only to the extent that the optionee was entitled to exercise it on the date of termination.

     If the optionee ceases to be an employee or consultant as a result of the optionee's death, or if the optionee dies after the termination of employment but during the period in which the option would have been exercisable pursuant to the circumstances described above, the unexercised option may be exercised within twelve (12) months after the date of the optionee's death by the executors or administrators of the optionee's estate or by the person(s) who has acquired the option directly from the optionee by will or by the laws of will or by the laws of decent and distribution.

     Terms. Options and stock purchase rights granted under the Option Plan expire as determined by the Administrator, but in no event later than ten years after the date of the grant. No option may be exercised by any person after such expiration. In addition, incentive stock options granted to stockholders owning more that 10% of the Company's outstanding voting stock may not have a term of more than five years.

     Non-Transferability. An option or stock purchase right is non-transferable by the optionee other than by will or the laws of decent and distribution, and is exercisable during the optionee's lifetime only by the optionee, or in the event of the optionee's death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of an optionee.

     Adjustments Upon Changes in Capitalization; Changes of Control. The number of shares covered by each outstanding option, and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company's capitalization, such as a stock split, stock dividend and the like. If the Company is a participant in any merger or consolidation, each outstanding and unexercised option shall be assumed or substituted by the surviving corporation. If such options are not so assumed, they shall become fully exercisable prior to the closing of such merger or consolidation.

     Amendment. The Board may from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Option Plan or revise or amend it in any respect whatsoever except that, without the approval of a majority of the Company's stockholders, no such revision or amendment shall: (a) increase the number of shares subject to the Option Plan; (b) change the designation of the class of persons eligible to receive options; or (c) amend these provisions to defeat the stated purpose.

     Terms of Option Plan. Options may be granted pursuant to the Option Plan during the period expiring on May 20, 2006. The Option Plan shall expire for all purposes no later than May 20, 2016.

     The Company's Common Stock is quoted on the NASDAQ Bulletin Board under the symbol "OMNS." On June 30, 1998, the last reported sale price for the Common Stock was $0.843.

UNITED STATES TAX INFORMATION

     Options granted under the Option Plan may be either "incentive stock options" as that term is defined in Section 422 of the Code or nonstatutory stock options.

     Incentive Stock Options. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after the date of grant and one year after the date of exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) fair market value of the shares on the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, Director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     Nonstatutory Stock Options. All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares exercised over the exercise price. A different rule may apply if the optionee is a Director, officer or 10% stockholder. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the Optionee, any difference between the sales price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     Restricted Shares. The receipt of restricted shares pursuant to the exercise of stock purchase rights will not result in a taxable event to the participant or the Company until the Company's repurchase rights with respect to such shares expire, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed as of the date of purchase. If a
Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of purchase over the amount paid for such shares. The election must be filed with the Internal Revenue Service no later than 30 days after the date of purchase. If no Section 83(b) election is made, a taxable event will occur on each date on which the participant's ownership rights vest (i.e., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for long-term capital gain purposes will not commence until the date on which the shares vest. The participant will recognize ordinary income on each date on which shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. However, if the participant is subject to Section 16(b) of the Exchange Act, and if no Section 83(b) election was made at the time of purchase, the recognition date for ordinary income for shares that vest within six months of purchase will be subject to deferral to the date six months after the date of purchase. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, provided that the applicable withholding requirements are satisfied.

     The foregoing summary of the effect of United States federal income taxation laws upon the optionee and the Company in connection with the Option Plan, does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

AMENDED AND NEW PLAN BENEFITS

     The Company cannot now determine the number of options to be received in the future by the Named Executive Officers, all current officers as a group or all employees (including current officers who are not executive officers) as a group. In fiscal 1998, options to purchase 121,075 shares of Common Stock under all of the Company's stock option plans were granted to all employees (including current officers who are not executive officers) and options to purchase 5,000 shares of Common Stock were granted to all current executive officers as a group. See "Executive Compensation -- Stock Option Grants and Exercises" for the number of stock options granted to each of the Named Executive Officers.

REQUIRED VOTE

     The amendment of the Stock Plan requires the affirmative vote of a majority of the shares the Company's Common Stock on an as converted basis present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker "non-vote" will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting C Quorum; Abstentions; Broker "Non-Votes"."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1996 STOCK PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE AMENDMENT OF THE 1996 STOCK PLAN.

                                 PROPOSAL FOUR

                        APPROVAL OF AN AMENDMENT TO THE
                       1994 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The 1994 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in May 1994 and the Stockholders in August 1994. As a result of a 1-for-10 reverse split approved by the stockholders at the 1997 Annual Meeting (the "Reverse Split"), the total of 400,000 shares of Common Stock then reserved for issuance under the Purchase Plan were split into 40,000 shares. The Company believes this is an inadequate number of shares to meet its hiring and retention targets for fiscal year 1999.

     As of July 24, 1998, 9,908 shares remained available for purchase under the Purchase Plan. At the Annual Meeting, the stockholders are being asked to approve an amendment to the Purchase Plan to increase the authorized number of shares of Common Stock under the Purchase Plan by 210,000 shares for a total of 250,000 shares of Common Stock reserved thereunder. The Board of Directors believes it is in the best interests of the Company to amend the Purchase Plan for this increase in shares which provides eligible employees the opportunity to purchase the Company's Common Stock through payroll deductions. Since the Company does not contribute to any bonus or retirement program, stock is an important method of rewarding employees for their performance and for business successes reflected in stock price appreciation. The Board believes that this plan will provide incentives, encouraging hard work and dedication aimed at increasing the value of the Company. The Company believes that stock ownership by its employees is beneficial in aligning employee and stockholder interests and thereby enhancing stockholder value.

PROPOSAL

     At the Annual Meeting, the stockholders are being requested to approve this amendment to increase the number of shares reserved for issuance thereunder by 210,000 shares for an aggregate of 250,000 shares reserved for issuance thereunder.

     The Company believes that the Purchase Plan motivates high levels of performance and provides an effective means of recognizing employee contributions to the success of the Company. The Company believes that the Purchase Plan is of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding current employees. The Board of Directors believes that the ability to sell stock under the Purchase Plan will be important to the future success of the Company by allowing it to accomplish these objectives.

EFFECT OF PROPOSED AMENDMENT

     In EITF 97-12, the Financial Accounting Standards Board ("FASB") recently addressed whether the addition of newly-authorized shares to satisfy participation levels for outstanding offering periods is compensatory. The FASB determined that such newly-authorized shares purchased at the original exercise price should be accounted for as a compensatory award, resulting in the recognition of compensation expense to the extent that the original exercise price is less than the fair market value of the stock on the date of authorization. In other words, if the number of shares sold to the Company's employees in an offering period exceeds the number of shares reserved for issuance under the Purchase Plan at the beginning of that offering period, the Company may incur a compensation charge, which could be significant. The Board of Directors believes the recognition of compensation expense by the Company in connection with the Purchase Plan is contrary to the best interests of the Company and its stockholders, and therefore has adopted the proposed amendments to increase the number of shares of Common Stock reserved for issuance under the Purchase Plan to a level that should avoid the adverse accounting effects described above for the duration of the Purchase Plan. The Board further believes that the reservation of shares in excess of that actually required for issuance under the

Purchase Plan is not adverse to interests of the Company or its stockholders because the number of shares that may actually be issued under the Purchase Plan is limited by the provisions of the Internal Revenue Code.

     Certain features of the Purchase Plan are outlined below.

SUMMARY OF THE PURCHASE PLAN

     Administration. The Purchase Plan, which is intended to qualify under
Section 423 of the Code, is administered by the Board of Directors or its Compensation Committee (the "Administrator"). The Compensation and Options Committee of the Board of Directors currently acts as Administrator of the Purchase Plan. All questions of interpretation or application of the Purchase Plan are determined by the Administrator, and its decisions are final, conclusive and binding upon all participants.

     Eligibility and Participation; Withdrawal. Company employees are eligible to participate in the Purchase Plan if they are customarily employed for at least 20 hours per week and more than five months per year. Moreover, the Board may designate that such employees of its subsidiaries are eligible to participate in the Purchase Plan. However, no employee may be granted the right to purchase more than $25,000 worth of Common Stock annually. Eligible employees become participants in the Purchase Plan by filing with the payroll office of the Company a subscription agreement authorizing payroll deductions prior to the applicable offering date of up to 10% of the employee's compensation for an Offering Period (as defined below). An employee may withdraw from the Purchase Plan at any time by giving written notice to the Company. In such a case, all of the payroll deductions credited to the employee's account and not yet used to purchase Common Stock are refunded.

     Offering Periods. The Purchase Plan is implemented by consecutive and overlapping offering periods of two years ("Offering Periods") with a new Offering Period commencing on the first trading day on or after October 1 and April 1 of each year. The Administrator may change the commencement date and duration of Offering Periods without obtaining stockholder approval.

     Purchase Price. The purchase price per share at which shares are sold to employees under the Purchase Plan is 85% of the lower of the fair market value of the Company's Common Stock (a) on the date of commencement of the Offering Period or (b) on the applicable Exercise Date within such Offering Period. The applicable "Exercise Date" is the last day of the particular six-month exercise period within the Offering Period. The fair market value of the Company's Common Stock on a given date shall be the closing sale price on the Nasdaq Bulletin Board. In the event the Common Stock is quoted on the Nasdaq system (but not on the Nasdaq Bulletin Board), the fair market value shall be the average of the closing bid and ask prices for the Company's Common Stock on the date of such determination. In the absence of an established market for the Common Stock, the fair market value shall be determined in good faith by the Board of Directors.

     Automatic Transfer to Lower Price Offering Period. If the fair market value of the Company's Common Stock on any Exercise Date in an Offering Period is lower than the fair market value of the Common Stock on the enrollment date of such Offering Period, then, all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on the Exercise Date and will be automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

     Adjustment on Changes in Capitalization. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of the Company's Common Stock without receipt of consideration by the Company, the number of shares remaining subject to purchase under the Purchase Plan and the purchase price per share shall be appropriately adjusted. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods will terminate immediately prior to such dissolution or liquidation, unless the Board provides otherwise. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date.

     Non-Assignability. No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason (other than by will or the laws of descent and distribution), and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

     Amendment and Termination of the Plan; Term. The Board of Directors may at any time and for any reason terminate or amend the Purchase Plan. Except upon a change in capitalization, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Purchase Plan is in the best interests of the Company and its stockholders. Except upon a change in capitalization, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval of amendments to the Purchase Plan in such a manner and to such a degree as required. In any case, the Purchase Plan expires pursuant to its terms in May 2004.

UNITED STATES TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

     The foregoing is only a summary of the effect of federal income taxation upon the recipient and the Company with respect to the stock purchase rights under the Purchase Plan, does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

AMENDED AND NEW PLAN BENEFITS.

     Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the percentage of compensation to be contributed. Participants may also decrease their contributions or withdraw from the Purchase Plan at any time. Therefore, the Company cannot now determine the number of shares which may be purchased in the future on behalf of the Named Executive Officers, all current executive officers as a group or all employees (including current officers who are not executive officers) as a group.

REQUIRED VOTE

     The amendment of the Purchase Plan requires the affirmative vote of a majority of the shares the Company's Common Stock on an as converted basis present or represented and entitled to vote on this subject matter at the meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker "non-vote" will not be treated as entitled to vote on this subject matter at the meeting. See "Information Concerning Solicitation and Voting C Quorum; Abstentions; Broker "Non-Votes"."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN. THE EFFECT OF AN ABSTENTION IS THE SAME AS A VOTE AGAINST THE AMENDMENT OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL FIVE

                  AMENDMENT TO THE COMPANY'S CHARTER DOCUMENTS

GENERAL

     On July 17, 1998, the Board of Directors adopted, subject to the approval by two-thirds of the Company's stockholders, a proposal to amend the Company's Certificate of Incorporation and Bylaws (the "Charter Documents"), which will
(i) allow the Board of Directors to change, from time to time, the authorized number of members of the Board of Directors, (ii) allow a majority of stockholders to make changes to the structure of the Board of Directors and
(iii) remove the classified Board of Directors (the "Charter Documents Amendments"). The Charter Documents Amendments currently provide that there shall be seven (7) members of the Board of Directors, that they shall serve for three year staggered terms, and that the approval of two-thirds of the Company's Stockholders must be obtained to make changes to these provisions.

PROPOSAL

     At the Annual Meeting, the stockholders are being requested to approve the Charter Documents Amendments to (i) allow the Board of Directors to adjust, from time to time, the authorized number of members of the Board of Directors, (ii) allow a majority of stockholders to make changes to the structure of the Board of Directors and (iii) remove the classified board system. Provided that the requisite stockholder approval is obtained, upon the filing of appropriate documents to effect the Amendments, including the amendment to the Company's Restated Certificate of Incorporation, as amended, the Board will notify the Stockholders that the Charter Documents Amendments have been effected.

REASONS FOR ADOPTION OF THE CHARTER DOCUMENTS AMENDMENTS

     Under Delaware law and pursuant to the Bylaws, a majority of the Company's Directors, based on the authorized number of Directors in the Company's Bylaws, must be present at meetings of the Board of Directors for purposes of quorum. From time to time in the past and presently, one or more seats on the Board of Directors have been vacant, due to resignations of Directors or otherwise. At times, this has made it difficult for a sufficient number of Directors to be present at meetings of the Board of Directors to establish a quorum. The Charter Documents currently do not permit the Board of Directors to change the authorized number of Directors without stockholder approval. In addition, the Charter Documents currently require the approval of two-thirds of the Company's stockholders to make changes to the structure of the Board of Directors. This supermajority requirement hinders the ability of stockholders to make changes to the structure of the Board of Directors. Finally, the classified board system decreases the number of Directors which the Company's stockholders can elect each year.

     The Board believes it is advisable to approve the Charter Documents Amendments. Assuming the election of the Nominees for Directorship pursuant to Proposal 1 of this Proxy Statement, the Company currently has one (1) vacancy on its Board of Directors, and has no immediate plans to fill this vacancy.

Although the Company has no immediate plans to reduce the authorized number of Directors, the Board of Directors may determine in the future that it is in the best interest of the Company and the stockholders that the authorized number of Directors be changed to facilitate the establishment of a quorum at meetings of the Board of Directors.

     Moreover, the Board believes the Amendments will be advantageous to stockholders because it will make it easier for stockholders to effect a change in the composition of the Board of Directors, should they desire to do so. This may make it easier for stockholders to benefit from a takeover of the Company which they feel is in their best interest. Since the Charter Documents Amendments, if approved, would decrease the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, if the takeover bidder were to acquire a majority of the Company's outstanding Common Stock, the Charter Documents Amendments could tend to facilitate certain tender offers which stockholders might feel would be in their best interests.

     Moreover, since the Charter Documents Amendments make it easier for stockholders to remove Directors, it will decrease the Directors' security in their positions and, since the Board has the power to retain and discharge management, could help prevent entrenchment of incumbent management.

POSSIBLE DISADVANTAGES OF THE CHARTER DOCUMENTS AMENDMENTS

     Each of the Charter Document Amendments will make it easier for the stockholders to change or remove Directors, which may promote instability of Board membership.

     The current classified board system may be advantageous to the Company and its stockholders because by providing that Directors will serve three year terms rather than one-year terms, the likelihood of continuity and stability in the policies formulated by the Board may be enhanced. Continuity may be promoted because, at any given time, at least two-thirds of the Directors will have at least one year of experience as Directors of the Company. The Charter Documents Amendments may, if adopted, increase the possibility that a third party could effect a sudden or surprise change in control of the Company's Board of Directors. The Charter Documents Amendments could decrease the time to review a third party's proposal and find appropriate alternatives to the proposal and to attempt to negotiate a better transaction, if possible, for the stockholders.

     Moreover, unsolicited takeover attempts, in addition to seriously disrupting the business and management of the Company, may be unfair or disadvantageous to the Company and its stockholders because a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids; and a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the Company's stock, which would thereby preclude some stockholders from receiving the same economic benefits as those stockholders who are able to sell.

REQUIRED VOTE

     The approval of the Charter Documents Amendments requires the affirmative vote of at least a two-thirds of the outstanding shares of Company's Common Stock on an as converted basis. An abstention, failure to vote or broker "non-vote" on this proposal is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. See "Information Concerning Solicitation and Voting -- Quorum; Abstentions; Broker "Non-Votes"."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE CHARTER DOCUMENTS AMENDMENTS.

                                  PROPOSAL SIX

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The appointment of the independent public accountants will be approved by a plurality vote of shares of the Company's present or represented and entitled to vote on this matter at the meeting.

     THE BOARD OF DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table shows, as to the Chief Executive Officer and each of the other current executive officers and former executive officers whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                              ANNUAL COMPENSATION                 AWARDS
                                   -----------------------------------------   ------------
                                                              OTHER ANNUAL                       ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#)    COMPENSATION ($)
---------------------------  ----  ----------   ---------   ----------------   ------------   ----------------
Kenneth P. Holmes(1)         1998   $ 56,345     $23,783        $   800            3,000          $    --
Chairman,                    1997         --          --             --               --               --
Chief Executive Officer,     1996         --          --             --               --               --
Chief Financial Officer,
and Secretary
David R. Seaman(2)           1998    142,069          --         35,150            2,000               --
Chief Technical Officer and  1997    126,580          --         56,009            1,000               --
Research and Development     1996    124,332          --         48,400               --               --
Director
Timothy P. Negris(3)         1998    151,500          --         12,548               --           30,810
Former Chairman,             1997     71,590          --             --           75,000           60,000
President, and               1996         --          --             --               --               --
Chief Executive Officer

---------------
(1) Mr. Holmes joined the Company in August 1997 as the Director of Finance. Mr. Holmes was elected as CFO, Chairman and interim Chief Executive Officer in February 1998. His annual base salary was $85,000 in fiscal year 1998. "Other Annual Compensation" relates to amounts contributed to Mr. Holmes' 401(k) account by the Company related to 401(k) contributions.

(2) Mr. Seaman is paid in U.K. pounds sterling, which have been converted into U.S. dollars at the exchange rate in effect on March 31 of the applicable fiscal year. "Other Annual Compensation" represents the value of the use of an automobile and amounts paid or reimbursed for automobile use ($11,400 in 1996, $16,805 in 1997, and $3,343 in 1998) and amounts contributed to the OMNIS Holdings Limited Retirement Benefits Scheme and the OMNIS Software Limited Retirement Scheme on Mr. Seaman's behalf (an aggregate of $37,000 in 1996, $39,204 in 1997, and $31,807 in 1998).

(3) Mr. Negris joined the Company in November 1996 as its Vice President of Marketing and Development. Mr. Negris was elected as President and Chief Executive Officer in February 1997. His annual base salary was $180,000 as President and Chief Executive Officer in fiscal year 1998. "Other Annual Compensation" represents amounts paid to Mr. Negris for accumulated vacation. "All Other Compensa-tion" represents relocation expenses paid by the Company in 1997 and severance payments made to Mr. Negris in 1998. Mr. Negris left the Company in February 1998.

STOCK OPTION GRANTS AND EXERCISES

     The following table shows, as to the individuals named in the Summary Compensation Table above, (the "Named Executive Officers") information concerning stock options granted during the fiscal year ended March 31, 1998. This table also sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the Rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of the grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The Company does not necessarily agree that this method properly values an option. Actual gains, if any, on option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

                                         OPTION GRANTS IN THE LAST FISCAL YEAR               POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS(1)                              VALUE AT
                             -------------------------------------------------------------      ASSUMED ANNUAL
                               NUMBER OF                                                        RATES OF STOCK
                              SECURITIES     % OF TOTAL OPTIONS                               PRICE APPRECIATION
                              UNDERLYING         GRANTED TO                                    OF OPTION TERM(3)
                                OPTIONS         EMPLOYEES IN       EXERCISE     EXPIRATION   ---------------------
           NAME              GRANTED(1)(#)     FISCAL YEAR(2)     PRICE($/SH)      DATE        5%($)      10%($)
           ----              -------------   ------------------   -----------   ----------   ---------   ---------
Kenneth P. Holmes..........      3,000               2%              $6.88       9/12/07      $12,980     $32,895
David R. Seaman............      2,000               2%               7.50       4/29/07        9,433      23,906
Timothy P. Negris..........         --              --                  --            --           --          --

---------------
(1) Options granted under the Company's 1987 Stock Option Plan and 1996 Stock Plan are granted with an exercise price not less than at 100% of fair market value of the Company's Common Stock at the date of grant and generally vest over a four-year period.

(2) During the fiscal year ended March 31, 1998, the Company granted a total of 128,075 options and warrants to employees.

(3) This column sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future performance of the Company's Common Stock and overall market conditions.

     No options were exercised by the Named Executive Officers during the last fiscal year. The following table shows, as to the Named Executive Officers, the value of unexercised options at March 31, 1998. None of these options were in-the-money as of March 31, 1998.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED
                                                                 OPTIONS/SARS
                                                               AT MARCH 31, 1998
                                                                    (#)(1)
                                                          ---------------------------
                          NAME                            EXERCISABLE   UNEXERCISABLE   VALUE
                          ----                            -----------   -------------   -----
Kenneth P. Holmes.......................................        --          3,000        $*
Timothy P. Negris.......................................        --         75,000         *
David R. Seaman.........................................    11,750          2,250         *

---------------
(1) The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(*) The value is negative.

OTHER EMPLOYEE BENEFIT PLANS

  Employment Contracts

     The Service Agreement effective April 1, 1990 between the Company and Mr. Seaman retains Mr. Seaman as the Company's Chief Technical Officer for an initial term of four (4) years, which is automatically renewed for subsequent two year terms unless the agreement is terminated by either party by delivery of six months prior notice. The Service Agreement was automatically renewed for two year terms in April 1994, April 1996, and April 1998. It provides for an annual base salary of 48,000 pounds sterling, with annual increases based on a United Kingdom consumer index throughout the term of the agreement. In addition, Mr. Seaman is entitled to an annual incentive bonus of 25% of his base salary if certain annual profitability goals are achieved (no bonuses have been paid to date), to an automobile and payments or reimbursements for automobile expenses, and to Company contributions to a retirement plan on his behalf. See "OMNIS Holdings Limited Retirement Benefits Scheme" and "OMNIS Software Limited Retirement Benefits Scheme."

  OMNIS Holdings Limited Retirement Benefits Scheme

     The Company, through its United Kingdom subsidiary, OMNIS Holdings Limited (formerly Blyth Holdings Limited), sponsors a retirement plan, the OMNIS Retirement Benefits Scheme ("OHL Retirement Plan"). The only participant in the OHL Retirement Plan is David R. Seaman. Participation in the OHL Retirement Plan is frozen; no additional employees may participate. The OHL Retirement Plan provides retirement benefits upon attainment of normal retirement age and incidental benefits in case of death or termination of employment prior to retirement. A participant's normal retirement benefit is 66.66% of his final remuneration, reduced if the participant has less than ten years of service with OMNIS Holdings Limited. OMNIS Holdings Limited makes annual contributions under the OHL Retirement Plan to fund promised retirement benefits. The OHL Retirement Plan is partially insured through the Sun Life Assurance Society. The assets held under the OHL Retirement Plan which are not used to pay insurance premiums are held in trust for investment purposes for the benefit of the OHL Retirement Plan. OMNIS Holdings Limited retains the right to terminate the OHL Retirement Plan at any time upon thirty days prior written notice.

  OMNIS Software Limited Retirement Benefits Scheme

     The Company also sponsors a retirement plan called the OMNIS Software Ltd. Retirement Benefits Scheme ("OMNIS Software Retirement Plan") for substantially all employees of OMNIS Software Limited (formerly OMNIS Software Limited). The OMNIS Software Retirement Plan provides retirement benefits upon attainment of normal retirement age and incidental benefits in case of death or termination of employment prior to retirement. OMNIS Software Limited makes annual contributions under the OMNIS Software Retirement Plan to fund promised retirement benefits. In addition, participants are entitled to make voluntary contributions under the OMNIS Software Retirement Plan to increase their benefits. Currently,

OMNIS Software Limited contributes an amount equal to 5/8% of each participants' compensation under the OMNIS Software Retirement Plan. OMNIS Software Limited retains the right to terminate the OMNIS Software Retirement Plan at any time upon thirty days prior written notice.

  401(k) Employee Savings Plan

     The Company established a 401(k) Employee Savings and Retirement Plan (the "401(k) Plan") in November 1992. The 401(k) Plan is a qualified profit sharing plan and salary deferral program under the Federal tax laws and is administered by the Company. All employees of the Company (except for certain specifically excluded classifications as defined in the 401(k) Plan) are eligible to participate in the 401(k) Plan on the first day of each quarter upon attainment of age 21. Participants may defer from 1% to 15% of their total salary (including bonuses and commissions) each pay period through contributions to the 401(k) Plan. The Company makes a matching contribution of 10% of the amount contributed by the participant up to a maximum of 15% of the salary deferral. All salary deferral and Company matching contributions are credited to separate accounts maintained in trust for each participant and are invested, at the participant's direction, in one or more of the investment funds available under the 401(k) Plan. All account balances are adjusted at least annually to reflect the investment earnings and losses of the trust fund.

     Each participant is fully vested in the portion of his or her account under the 401(k) Plan which such participant contributed. The portion contributed by the Company vests over five years. Distribution may be made from a participant's account upon termination of employment, retirement, disability, death or in the event of financial hardship or attainment of age 59 1/2.

     The federal tax laws limit the amount which may be added to a participant's account for any one year under a qualified plan such as the 401(k) Plan to the lesser of (i) $30,000 or (ii) 25% of the participant's compensation (net of salary deferral contributions) for the year. In addition, not more than $9,500 of compensation may be deferred by a participant through salary deferral contributions in any one calendar year.

     This program was suspended in fiscal year 1998 and the Company plans to reinstate it in fiscal year 1999.

                             ADDITIONAL INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Such officers, Directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, Directors and ten-percent stockholders were complied with in a timely fashion, except for Astoria Capital Partners L.P. and Kenneth P. Holmes which each filed a late Form 3.

ANNUAL REPORT

     A copy of the Annual Report of the Company for fiscal year 1997 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

FORM 10-KSB

     The Company has filed an Annual Report on Form 10-KSB with the Securities and Exchange Commission. Stockholders may obtain a copy of this report, without charge, by writing to Kenneth P. Holmes, Secretary, at the Company.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

     The Company currently intends to hold its 1999 Annual Meeting of Stockholders in August 1999 and to mail proxy statements relating to such meeting in July 1999. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than March 31, 1999, and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting, including the following: (i) a brief description of the matter and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder, as they appear on the Company's books, (iii) the number of shares beneficially owned by the stockholder, (iv) any material interest of the stockholder in the proposal, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. Nominations of persons to the Board of Directors must include, with respect to each nomination and the nominating stockholder, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person, (D) a description of arrangements or understandings between the stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required under the 1934 Act.

     Notwithstanding the foregoing, the stockholder must also provide notice as required by the Exchange Act and the applicable regulations thereunder. The chairman of the Annual Meeting may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting.

                                          THE BOARD OF DIRECTORS

Dated: July 17, 1998

                                   EXHIBIT A

                          CHARTER DOCUMENTS AMENDMENTS

BYLAWS:

     Section 2 of Article III of the Bylaws shall be amended to provide in its entirety as follows:

          "Section 2. The authorized number of directors shall be seven (7) until changed by a Bylaw amending this Section, duly adopted by the board of directors or by the shareholders. An indefinite number of directors may be fixed, or the definite number of directors may be changed, by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the voting power of the outstanding shares entitled to vote or by resolution of a majority of the board of directors.

          No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

CERTIFICATE OF INCORPORATION:

     Article Sixth of the Restated Certificate of Incorporation, as amended, shall be amended to provide in its entirety as follows:

     "SIXTH. The number of directors which shall constitute the whole board of directors of this corporation shall be fixed from time to time in accordance with the corporation's Bylaws. All directors of this corporation may be removed with or without cause."

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                          OMNIS TECHNOLOGY CORPORATION

                       1998 ANNUAL MEETING OF STOCKHOLDERS
                                September 9, 1998

    The undersigned stockholder of OMNIS Technology Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 4, 1998, and hereby appoints Kenneth Holmes and Seamus Whitley, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of OMNIS Technology Corporation to be held on September 9, 1998, at 4:00 p.m. local time, Wilson, Sonsini, Goodrich, & Rosati, 650 Page Mill Road, Palo Alto, CA 94304, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

         1.       ELECTION OF DIRECTORS:    __ FOR the nominees listed below
                                               (except as indicated).

                                            __ WITHHOLD authority to vote for
                                               nominees listed below.

                           GERALD CHEW                 PHILIP BARRETT

         2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 4,000,000 SHARES TO 20,000,000 SHARES;

                           __ FOR           __ AGAINST          __ ABSTAIN

         3. PROPOSAL TO AMEND THE COMPANY'S 1996 STOCK PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR THE ISSUANCE THEREUNDER FROM 130,000 SHARES TO 600,000 SHARES;

                           __ FOR           __ AGAINST          __ ABSTAIN

         4. PROPOSAL TO AMEND THE COMPANY'S 1994 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR THE ISSUANCE THEREUNDER FROM 40,000 SHARES TO 250,000 SHARES;

                           __ FOR           __ AGAINST          __ ABSTAIN

         5. PROPOSAL TO AMEND THE COMPANY'S CHARTER DOCUMENTS TO CHANGE THE AUTHORIZED NUMBER OF DIRECTORS, TO REMOVE THE CLASSIFIED BOARD OF DIRECTORS, AND TO REMOVE THE REQUIREMENT THAT THE APPROVAL OF TWO-THIRDS OF THE COMPANY'S STOCKHOLDERS IS REQUIRED TO MAKE CHANGES TO THE STRUCTURE OF THE BOARD OF DIRECTORS;

                           __ FOR           __ AGAINST          __ ABSTAIN

         6. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1998;

                           __ FOR           __ AGAINST          __ ABSTAIN
and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR: (1) THE ELECTION OF THE NOMINATED DIRECTORS, (2) FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON STOCK, (3) FOR THE AMENDMENT TO THE COMPANY'S 1996 STOCK PLAN, (4) FOR THE AMENDMENT TO THE COMPANY'S 1994 EMPLOYEE STOCK PURCHASE PLAN, (5) FOR APPROVAL OF AN AMENDMENT TO THE COMPANY'S CHARTER DOCUMENTS TO CHANGE THE STRUCTURE OF THE COMPANY'S BOARD OF DIRECTORS, AND (6) FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.



                                    Dated:___________________________, 1998





                                    Signature


                                    Signature

                                     (This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)



                                       25